Exhibit h.22

                Second Amendment to Financial Guaranty Agreement



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                                                                  EXECUTION COPY

                SECOND AMENDMENT TO FINANCIAL GUARANTY AGREEMENT


         SECOND AMENDMENT, dated as of August 3, 2000 (the "Amendment"), to the Financial Guaranty Agreement, dated as of August 6, 1999, as amended as of December 17, 1999 (the "Agreement"), among MBIA INSURANCE CORPORATION (the "Insurer"), AELTUS INVESTMENT MANAGEMENT, INC. ("Aeltus") and AETNA SERIES FUND, INC. (the "Fund").

                                   WITNESSETH:
                                   -----------

         WHEREAS, Aeltus and the Fund have requested, and, upon this Amendment becoming effective, the Insurer has agreed, that certain provisions of the Agreement be amended in the manner provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

                  1. Defined Terms. All capitalized terms defined in the Agreement and used herein shall have the meanings given to them therein.

                  2. Amendment to the first WHEREAS clause of the Agreement. The first WHEREAS clause of the Agreement is hereby amended by inserting the words "or an Aetna Index Plus Protection Fund" after the words "each to be called an Aetna Principal Protection Fund" and by replacing the words "at maturity" with "at the Maturity Date (as defined herein)."

                  3. Amendment to the second WHEREAS clause of the Agreement. The second WHEREAS clause of the Agreement is hereby amended by deleting "$250,000,000" and inserting "$800,000,000" in lieu thereof.

                  4. Amendment to Section 2.1. The first sentence of Section 2.1 is hereby amended by (i) deleting "December 31, 2000" and inserting "December 31, 2001" in lieu thereof and (ii) deleting "$500,000,000" and inserting "$800,000,000" in lieu thereof.

                  5. Amendment to Section 3.1. Section 3.1 is hereby amended by inserting the following new sentence at the end of Section 3.1(a):

         "The requirements of this Article III apply to each PPF only through the Maturity Date of such PPF."

                  6. Amendment to Section 3.2(b). Section 3.2(b) is hereby amended by inserting the words "plus receivables for securities sold less payables for securities purchased" after the words "such PPF shall hold Cash Equivalents (excluding Cash Margin)."

                  7. Amendment to Section 6.1. Section 6.1 is hereby amended by deleting the words "during the term of this Agreement" from the end of the first sentence of Section 6.1 and inserting the words "through the Maturity Date with respect to such PPF" in lieu thereof.



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                  8.  Amendment to Section 6.1(i).  Section 6.1(i) is hereby amended and restated in it entirety as follows:

                  "(i) prior to filing with the Commission any amendment to the Registration Statement with respect to such PPF or supplement to the Final Prospectus with respect to such PPF, it shall furnish a copy thereof to the Insurer and shall obtain the consent of the Insurer to any such filing that would be reasonably likely to have a material impact on the Insurer or, on or before the Maturity Date with respect to such PPF, on such PPF or any PPF Shareholder of such PPF, which consent shall not be unreasonably withheld."

                  9. Amendment to Section 6.2. Section 6.2 is hereby amended and restated in its entirety as follows:

                  "Section 6.2 Covenants of the Fund. The Fund hereby covenants and agrees that through the Maturity Date with respect to each PPF:

                           (a) it shall comply in all material respects with the
                  terms and conditions of the Transaction Documents with respect to such PPF to which it is a party and shall provide the Insurer with written notice immediately upon becoming aware of any material breach by it of the provisions of any such agreements;

                           (b) it shall not amend, supplement or otherwise
                  modify, or agree to any waiver with respect to any provision of the Custodian Monitoring Agreement with respect to such PPF or the Custodian Service Agreement with respect to such PPF, without the prior written consent of the Insurer;

                           (c) it shall not amend, supplement or otherwise
                  modify, or agree to any waiver with respect to any provision of the Investment Advisory Agreement with respect to such PPF if such amendment, supplement or modification would be reasonably likely to have a material impact on the Insurer, any PPF Shareholder of such PPF or such PPF, without the prior written consent of the Insurer;

                           (d) it shall not amend, supplement or otherwise
                  modify any provision of the Articles Supplementary with respect to such PPF if such amendment, supplement or modification would be reasonably likely to have a material impact on the Insurer, any PPF Shareholder of such PPF or such PPF, without the prior written consent of the Insurer;

                           (e) it shall not change the manner in which the
                  general liabilities of the Fund are allocated to such PPF or the assets of such PPF are allocated to any Class of Shares of such PPF if such change would be reasonably likely to have a material impact on the Insurer, any PPF Shareholder of such PPF or such PPF, without the prior written consent of the Insurer;

                           (f) promptly after any amendment or waiver of any
                  provision of the Investment Advisory Agreement with respect to such PPF or the filing of any amendment to the Articles Supplementary with respect to such PPF, it shall provide the Insurer with a copy of any such amendment or waiver;

                           (g) in the event that it elects to terminate the
                  Investment Advisory Agreement with Aeltus or any other Investment Adviser with respect to such PPF, it shall cause the successor investment advisor with respect to such PPF to enter into an Investment Advisory Agreement with respect to such PPF and this Agreement prior to the effective date of such termination;

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                           (h) in the event that either it or the Custodian
                  shall terminate the Custodian Monitoring Agreement with respect to such PPF or the Custodian Services Agreement with respect to such PPF, it shall enter into a Custodian Monitoring Agreement with respect to such PPF or a Custodian Service Agreement with respect to such PPF, as the case may be, with a successor Custodian or an affiliate thereof prior to the effective date of such termination;

                           (i) within 90 days of the end of such PPF's fiscal
                  year, it shall provide to the Insurer the financial statements for such PPF with respect to such fiscal year, audited by independent public accountants;

                           (j) it shall comply in all material respects with the terms and provisions of the Acts with respect to such PPF; and

                           (k) other than in connection with the redemption of
                  shares by a PPF Shareholder of such PPF or the reinvestment of dividends, it shall not change the number of outstanding shares of such PPF."

                  10. New Section 6.3. The following new Section 6.3 is hereby added to Article VI of the Agreement:

                  "Section 6.3 Covenants of the Fund. The Fund hereby covenants and agrees that during the term of this Agreement:

                           (a) it shall not amend, supplement or otherwise
                  modify, or agree to any waiver with respect to any provision of the Administrative Services Agreement if such amendment, supplement or modification would be reasonably likely to have a material impact on the Insurer or, on or before the Maturity Date with respect to any PPF, any PPF Shareholder of such PPF or such PPF, without the prior written consent of the Insurer;

                           (b) it shall not amend, supplement or otherwise
                  modify any provision of its Articles of Amendment and Restatement if such amendment, supplement or modification would be reasonably likely to have a material impact on the Insurer or, on or before the Maturity Date with respect to any PPF, any PPF Shareholder of such PPF or such PPF, without the prior written consent of the Insurer;

                           (c) promptly after any amendment or waiver of any
                  provision of the Administrative Services Agreement or the filing of any amendment to its Articles of Amendment and Restatement, it shall provide the Insurer with a copy of any such amendment or waiver;

                           (d) in the event that either it or the Custodian
                  shall terminate the Custodian Agreement, it shall enter into a custodian agreement with a successor Custodian or an affiliate thereof prior to the effective date of such termination; and

                           (e) it shall maintain insurance policies covering its
                  liabilities to its officers, directors, employees and agents under subparagraph (d) of Article XII of its Articles of Amendment and Restatement of the types and in the amounts as is customary for funds similar to the Fund."


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                  10.  Conditions of Effectiveness.  This Amendment shall become effective on the date on which the Insurer, Aeltus and the Fund shall have executed and delivered this Amendment.

                  11. No other Amendments; Confirmation. Except as expressly amended, modified and supplemented by this Amendment or by any prior amendment, the provisions of the Agreement are and shall remain in full force and effect.

                  12. Governing Law; Counterparts. (a) This Amendment and the rights and obligation of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

                  (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

                  IN WITNESS WHEREOF, each of the undersigned have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

                           MBIA INSURANCE CORPORATION

                           /s/ Lisa A. Wilson
                          ------------------------------------------------------
                           By:       Lisa A. Wilson
                           Title:    Assistant Secretary


                           AELTUS INVESTMENT MANAGEMENT, INC.


                           /s/  Neil Kochen
                          --------- --------------------------------------------
                           By:       Neil Kochen
                           Title:    Managing Director


                           AETNA SERIES FUND, INC.

                           /s/  J. Scott Fox
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                           By:       J. Scott Fox
                           Title:    President

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